SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 14, 2004

AZUREL, LTD.

(Exact name of registrant as specified in its charter)

Delaware
0-22809
13-3842844

State or other jurisdiction of incorporation
Commission File Number
IRS Employer Identification No.

12 Gardner Road, Fairfield
New Jersey 07007

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(973) 575-9500

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.

On June 14, 2004, Azurel, Ltd., a Delaware corporation ("Azurel"), today announced that an application/motion to convert the Chapter 11 Plan of Reorganization entered on February 13, 2002, to Chapter 7 was filed in the United States Bankruptcy Court District of New Jersey. The hearing is schedule for June 28, 2004 at 10:00am.
A copy of the press release dated June 14, 2004 is attached to this current Report on Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

c) Exhibits

99.1 Press Release dated June 14, 2004
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZUREL, LTD.
(Registrant)

Dated: June 14, 2004
By: /s/ Steve Moskowitz
Steve Moskowitz
CFO

INDEX TO EXHIBITS

Exhibit No. 99.1

99.1 Press Release dated June 14, 2004

PRESS RELEASE

FOR IMMEDIATE RELEASE

AZUREL, LTD. NEWS RELEASE

Azurel, Ltd. Announces Application/Motion to Convert Case to Chapter 7

AZUREL, LTD. (Bulletin Board Symbol - AZUR) today announced that an application/motion to convert the Chapter 11 Plan of Reorganization entered on February 13, 2002, to Chapter 7 was filed in the United States
Bankruptcy Court District of New Jersey. The hearing is schedule for
June 28, 2004 at 10:00am.

Azurel, Ltd. is a full line fragrance and cosmetic company with its own proprietary brands, including Privilege and Benendre.

Disclosure: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service, demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
For further information, please see the Company's current 10-K filing.

Contact: Azurel, Ltd.
Steve Moskowitz, CFO